SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549


                           ============================



                                 FORM 8-K / A-1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: August 12, 1998




                            HMG WORLDWIDE CORPORATION
             ===========================================================
               (Exact name of Registrant as specified in its charter)



          Delaware                  0-13121                13-3402432
----------------------------   ------------------   --------------------------
(State or other jurisdiction (Commission File No.) (Employer Identification No.)
 of incorporation)



475 Tenth Avenue, New York, New York                                     10018
-------------------------------------------------------------------------------

(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code          (212)736-2300
--------------------------------------------------------------------------------

     This Current Report on Form 8-K / A-1 admends the Current Report on Form 8-K dated August 12, 1998 and filed on August 27, 1998 to add the financial data as required by Item 7 of the Form.

 Item 7 Financial  Statements and Exhibits
     (a) Financial  Statements of Schutz International Inc.

          (i)  Independent Auditors' Report
          (ii) Balance Sheets at June 30, 1998 (unaudited) and December 31, 1997
          (iii)Statements of Operations for the six months ended June 30, 1998
                (unaudited) and the years ended December 31, 1997 and 1996
          (iv) Statements of Cash Flows for the six months ended June 30, 1998
                (unaudited) and the years ended December 31, 1997 and 1996
           (v) Statements of changes in Stockholders' Equity for the six months ended June 30, 1998 (unaudited) and the years ended
                December 31, 1997 and 1996
          (vi) Notes to Financial Statements

     (b) Pro Forma Financial Information (unaudited)

          (i)  Pro Forma Consolidated Balance Sheet at June 30, 1998 (unaudited)
          (ii) Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1998 (unaudited) and the years ended
                December 31, 1997 and 1996 (unaudited)
          (iii)Notes to Pro Forma Combined Financial Statements

Item 7 (a) Financial Statements of Schutz International Inc.



                             INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report                                                   3

Financial Statements

Balance Sheets at June 30, 1998 (unaudited) and December 31, 1997              4

Statements of Operations for the six months ended June 30, 1998
(unaudited) and the years ended  December 31, 1997 and 1996                    5


Statements of Cash Flows for the six months ended June 30, 1998 (unaudited)
and the years ended December 31, 1997 and 1996                               6-7

Statements of Changes in Stockholders' Equity for the six months ended
June 30, 1998 (unaudited) and the years ended December 31, 1997 and 1996       8

Notes to Financial Statements                                               9-13

                             INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS OF
HMG WORLDWIDE CORPORATION



     We have audited the accompanying balance sheet of SCHUTZ INTERNATIONAL INC., as of December 31, 1997, and the related statements of operations, cash flows and changes in stockholders' equity for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SCHUTZ INTERNATIONAL INC., as of December 31, 1997, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                              FRIEDMAN ALPREN & GREEN LLP



New York, New York
October 12, 1998

                           SCHUTZ INTERNATIONAL INC.
                                 BALANCE SHEETS
                      (in thousands, except share data)

                                           June 30, 1998       December 31, 1997
                                           -------------       -----------------
                                            (unaudited)

                      ASSETS

Current Assets:
   Cash                                        $   336             $  150
   Accounts receivable, less
     allowance for doubtful
     accounts of $104 and $92                    1,939              3,669
   Inventories                                   1,017              1,420
   Due from Parent Company, tax benefit          1,793              1,522
   Prepaid expenses and other current assets       143                166
                                               -------             ------
    Total current assets                         5,228              6,927

Property and equipment - net                     2,836              2,885
                                               -------             ------
                                               $ 8,064             $9,812
                                               =======             ======

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                            $   938             $1,121
   Deferred revenue                                581                549
   Deferred compensation,  current portion          25                 25
   Pension obligation, current portion              90                 90
   Other current liabilities                       487                701
                                               -------             ------
    Total current liabilities                    2,121              2,486

Pension obligation                                 133                179
Due to Parent Company                              694              1,489
Deferred compensation                              231                250
                                               -------             ------
                                                 3,179              4,404
                                               -------             ------
Stockholders' equity
   Common stock, par value $0.01; 1,000 shares
      authorized, issued and outstanding           -                  -
   Retained earnings                             4,885              5,408
                                               -------             ------
                                                 4,885              5,408
                                               -------             ------
                                               $ 8,064             $9,812
                                               =======             ======










                  See accompanying notes to financial statements



                           SCHUTZ INTERNATIONAL INC.
                           STATEMENTS OF OPERATIONS
                                (in thousands)


                                        Six Months Ended June 30,   Year Ended December 31,
                                                                    -----------------------
                                                 1998                  1997        1996
                                                 ----                  ----        ----
                                             (unaudited)


Net revenues                                    $7,915               $21,592     $26,109

Cost of revenues                                 5,375                15,516      17,737
                                                ------               -------     -------

  Gross profit                                   2,540                 6,076       8,372

Selling, general and
 administrative expenses                         3,306                 8,624       9,823
                                                ------               -------     -------

  Loss from operations                            (766)               (2,548)     (1,451)

Interest expense                                    28                   113         250
                                                ------               -------     -------

  Loss before allocated income tax benefit        (794)               (2,661)     (1,701)

Allocated income tax benefit                       271                   873         656
                                                ------               -------     -------

  Net loss                                     ($  523)             ($ 1,788)   ($ 1,045)
                                                ======               =======     =======























                   See accompanying notes to financial statements




                           SCHUTZ INTERNATIONAL INC.
                           STATEMENTS OF CASH FLOWS
                                (in thousands)


                                        Six Months Ended June 30,   Year Ended December 31,
                                                                    -----------------------
                                                 1998                  1997        1996
                                                 ----                  ----        ----
                                             (unaudited)


Cash flows from operating activities:
   Cash received from customers                 $9,688               $21,621     $33,427
   Cash paid to suppliers                       (7,363)              (19,689)    (23,628)
   Cash paid to employees                       (1,243)               (4,281)     (4,786)
   Interest paid                                   (28)                 (113)       (250)
                                                ------               -------     -------
     Net cash provided by (used in)
      operating activities                       1,054                (2,462)      4,763
                                                ------               -------     -------

Cash flows from investing activities:
   Redemption of (increase in) cash
    surrender value of
    Officers life insurance                                            2,415        (195)
   Dividends paid                                                                   (430)
   Capital expenditures                            (71)                  (25)        (27)
                                                ------               -------     -------
     Net cash provided by (used in)
     investing activities                          (71)                2,390        (652)
                                                ------               -------     -------

Cash flow from financing activities:
   Net borrowings from (payments to)
   Parent Company                                 (797)                   37      (4,086)
                                                ------               -------     -------
     Net cash provided by (used in)
     financing activities                         (797)                   37      (4,086)
                                                ------               -------     -------

Net increase (decrease) in cash                    186                   (35)         25

Cash at the beginning of period                    150                   185         160
                                                ------               -------     -------

Cash at the end of period                       $  336               $   150     $   185
                                                ======               =======     =======













                   See accompanying notes to financial statements




                                 SCHUTZ INTERNATIONAL INC.
                           STATEMENTS OF CASH FLOWS - continued
                                     (in thousands)


                                        Six Months Ended June 30,   Year Ended December 31,
                                                                    -----------------------
                                                 1998                  1997        1996
                                                 ----                  ----        ----
                                              (unaudited)


Reconciliation of net loss
 to net cash provided by (used in)
 operating activities:

Net loss                                       ($  523)             ($1,788)     ($1,045)

Adjustments to reconcile net
 loss to net cash provided by (used in)
 operating activities:

  Allocated tax benefit                           (271)                 (873)       (121)
  Depreciation                                     120                   256         256

Decrease (increase) in assets
   Accounts receivable                           1,730                (2,172)      3,757
   Inventories                                     403                 1,200          37
   Prepaid expenses                                 23                    58       3,277

Increase (decrease) in liabilities
   Accounts payable                               (183)                  336      (1,022)
   Deferred revenue                                 32                   290         (82)
   Deferred compensation                           (17)                  (17)        (16)
   Other liabilities and pension obligation       (260)                  248        (278)
                                                ------               -------     -------
                                                $1,054              ($ 2,462)     $4,763
                                                ======               =======     =======

















                   See accompanying notes to financial statements



                                 SCHUTZ INTERNATIONAL INC.
                            STATEMENT OF STOCKHOLDERS' EQUITY
                             (in thousands, except share data)


                                                                                  Total
                                       Common Stock             Retained       Stockholders'
                                       ------------
                                  Shares          Amount        Earnings          Equity
                                  ------          ------        --------          ------

Balance at December 31, 1995      1,000             $-           $8,671           $8,671

   Dividends paid                                                  (430)            (430)

   Net loss                         -                -           (1,045)          (1,045)
                                  -----             --           ------           ------

Balance at December 31, 1996      1,000              -            7,196           $7,196

   Net loss                         -                -           (1,788)          (1,788)
                                  -----             --           ------           ------

Balance at December 31, 1997      1,000              -            5,408            5,408

   Net loss                         -                -             (523)            (523)
                                  -----             --           ------           ------

Balance at June 30, 1998          1,000             $-           $4,885           $4,885
                                  =====             ==           ======           ======


























                   See accompanying notes to financial statements

                             SCHUTZ INTERNATIONAL INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Organization and Significant Accounting Policies

     Organization: Schutz International Inc. (the "Company") was incorporated in Delaware in 1989 and is a wholly-owned subsidiary of HWO Ventures, Inc. The Company, using its marketing resources and expertise, is engaged in the design, development, production and assembly of in-store, or point-of-purchase, marketing and merchandising fixture and display systems. The Company's operations are conducted principally in Morton Grove, Illinois. The balance sheet as of June 30, 1998 and the related statements of operations and cash flows for the six months ended June 30, 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include all recurring adjustments) necessary to present fairly financial position, results or operation and cash flows at June 30, 1998 have been made. The results of operations for the period ended June 30, 1998 are not necessarily indicative of the operating results for the full year.

     Use of Estimates: Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

     Cash and Cash Equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventory: Inventory, consisting principally of merchandising display components, is stated at the lower of cost or market on a First-in-First-out basis.

     Property and Equipment: Property and equipment are stated at cost. Equipment under capital leases are recorded at the present value of minimum lease payments at the inception of the lease. Depreciation is computed based upon the estimated useful lives of the assets using the straight-line method. Equipment held under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

     Revenue Recognition: Revenue is recognized when a display or system is shipped or when services are performed.

     Research and Development: Research and development costs are charged to operations as incurred.

     Income Taxes: Income taxes are provided on the liability method on all revenues and expenses included in the Statements of Operations, regardless of the period in which such items are recognized for income tax purposes, except for items representing a permanent difference between pre-tax accounting income or loss and taxable income or loss (see Note 5). Under the liability method of accounting for income taxes, deferred taxes are based on rates that are expected to be in effect when temporary differences are scheduled to reverse. Deferred income taxes have been immaterial to the Company's financial position and results of operations and have not been recorded in the periods presented. The Company files a consolidated tax return with its Parent Company and subsidiaries. Accordingly, the Company has recognized an income tax benefit in each of the periods presented as losses incurred by the Company during each period were used to offset consolidated earnings.

     Employee Benefit Plans: The Company sponsors a defined benefit and profit sharing plans for its employees. For the defined benefit plans, the Company has adopted SFAS No. 87 "Employers' Accounting for Pensions".




                             SCHUTZ INTERNATIONAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

Note 2 - Inventory

     Inventory consisted of the following components at June 30, 1998 and December 31, 1997:


                                              June 30,       December 31,
                                               1998             1997
                                               ----             ----
                                           (unaudited)
                                                   (in thousands)

              Finished goods                $  220            $  312
              Work-in-progress                 369               452
              Raw materials                    428               656
                                             -----             -----
                                            $1,017            $1,420
                                            ======            ======

Note 3 - Property and Equipment

     The following is a summary of property and equipment, estimated useful lives and accumulated depreciation at June 30, 1998 and December 31, 1997:



                                             June 30,       December 31,
     Description                               1998             1997             Estimated Useful Life
     -----------                               ----             ----             ---------------------
                                           (unaudited)
                                                   (in thousands)
     Land                                   $  910            $  910
     Buildings                               2,546             2,516                    27 years
     Equipment, furniture and fixtures       2,990             3,270                  5-10 years
                                            ------            ------
                                             6,446             6,696
     Less:  accumulated
       depreciation                         (3,610)           (3,811)
                                            ------            ------

                                            $2,836            $2,885
                                            ======            ======

     Depreciation  expense for property and  equipment  for the six months ended
June 30, 1998 and the years ended  December 31, 1997 and 1996 was  approximately
$120,000, $256,000 and $256,000, respectively.





                             SCHUTZ INTERNATIONAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

Note 4 - Employee Benefit Plans

Pension Plan
     The Company has a pension plan covering all eligible employees. The pension plan was frozen effective December 31, 1995. Pension expense (income) was for the six months ended June 30, 1998 and the years ended December 31, 1997 and 1996 was $0, ($77,000) and ($115,000), respectively. The Company's actuarial assumptions are based upon an expected return on assets of 7.4% and a discount rate of 6%. The following is a summary of the components of pension costs for the periods ending December 31, 1997 and 1996:

                                                For the Years Ended December 31,
                                                --------------------------------
                                                        1997          1996
                                                        ----          ----
     Net periodic cost
       Service cost - benefits earned
         during the period with interest             $   17          $   27
       Actual return on assets - net                    (94)           (142)
                                                     ------          ------
         Net periodic pension cost (benefit)        ($   77)        ($  115)
                                                     ======          ======

     Accumulated pension obligation:
       Vested benefits obligation                   ($1,090)        ($2,173)
       Fair market value of plan assets                 743           1,712
                                                     ------          ------
       Fund status of projected benefit obligation     (347)           (461)
       Adjustment to recognize minimum liability         78              78
                                                     ------          ------
         Accrued pension benefit obligation            (269)           (383)
         Less: current portion                           90              90
                                                     ------          ------
         Pension obligation, long-term              ($  179)        ($  293)
                                                     ======          ======

Profit Sharing Plan
     The Company participates in a defined contribution plan with its Parent Company. Company contributions to the plan are determined by the Board of Directors of the Company and are discretionary. There were no contributions made for the six months ended June 30, 1998 and the years ended December 31, 1997 and 1996.

Deferred Compensation Plan
     The Company has deferred compensation agreements with former officers of the Company which provide payments over 10 years beginning at age 60, or death. For the six months ended June 30, 1998 and the years ended December 31, 1997 and 1996, the Company charged to operations $30,000, $77,000 and $68,000 in deferred compensation expenses, respectively.



                             SCHUTZ INTERNATIONAL INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

Note 5 - Allocated Income Taxes

     The components of the provisions for allocated income taxes are as follows:

                                      For the Six Months Ended   For the Years Ended December 31,
                                                                 --------------------------------
                                            June 30, 1998             1997       1996
                                            -------------             ----       ----
                                             (unaudited)
                                                          (in thousands)
     Current:
        Federal                                  $257                 $829       $623
        State                                      14                   44         33
                                                 ----                 ----      -----
                                                 $271                 $873       $656
                                                 ====                 ====       ====


Note 6 - Lease Commitments

     The Company leases warehousing and office facilities and production and office equipment and vehicles under leases expiring at various dates. At
December 31, 1997, future minimum payments under noncancellable operating leases are as follows:

                           Year                           Amount
                           ----                           ------
                                                      (in thousands)
                           1998                           $ 72
                           1999                             29
                           2000                             10
                                                          ----
                                                          $111

     Rent  expense  for the six months  ended June 30,  1998 and the years ended
December 31, 1997 and 1996 was  approximately  $160,000,  $382,000 and $370,000, respectively.

Note 7 - Significant Clients

     Net revenues from three clients comprised 40% and 36% of net revenues for the years ended December 31, 1997 and 1996, respectively.














                             SCHUTZ INTERNATIONAL INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -continued

Note 8 - Related Party Transactions

     The Company was allocated certain charges from its Parent Company which were charged to operations as follows:

                     For the Six Months Ended   For the Years Ended December 31,
                                                --------------------------------
                          June 30, 1998             1997            1996
                          -------------             ----            ----

     Management Fee                                                 $268
     Insurance expense                             $  7               39
     Interest expense          $28                  113              250
                               ---                 ----             ----
                               $28                 $120             $557
                               ===                 ====             ====


Note 9 - Litigation

Environmental
     The Company was a plaintiff in a suit in which a parcel of land purchased by the Company in 1990 was contaminated prior to its purchase. The Company filed a suit against the prior owner for not informing the Company of the contamination and against the testing company for failing to detect the contamination. For the years ended December 31, 1997 and 1996 the Company incurred $497,000 and $612,000, respectively, in legal and environmental consulting costs to support its lawsuit.

     The lawsuit with the prior owner was settled in 1997. The Company received $350,000 for damages and remediation expense for the property. The Company provided a reserve of $350,000 as a component of accrued expenses at December 31, 1997 and all future expenses to remediate the property will be charged against the reserve. In February 1998, the Company settled the suit with the testing company whereby the Company received an additional $400,000 for damages and remediation expense for the property which was also held as a reserve for the future cost of remediation of the property.


Sherman Antitrust Act
     In 1996, the Company and its past president were defendants in a suit brought by the Department of Justice. The Department of Justice alleged the Company and its past president were in violation of certain provisions of the Sherman Antitrust Act. In 1997, the Company and its past president plead guilty to certain charges. The Company was assessed a fine of $500,000 which was charged to operations for the year ended December 31, 1997.

     On May 13, 1998, the Company and its past president received notice that they were defendants in a civil suit filed by Miller Brewing Company. The suit seeks to recover damages for an alleged illegal conspiracy with other co-conspirators to rig bids of point-of-sale displays sold to Miller Brewing Company pursuant to the Department of Justice inquiry and settlement. The suit seeks damages of $60 million to Miller Brewing Company. The Company has denied any liability in excess of that covered by the above criminal action and expects that Miller Brewing Company will be unable to prove its claim.

Item 7 (b) Pro Forma Financial Statements


                             PRO FORMA FINANCIAL DATA

     The following Pro Forma Balance Sheet at June 30, 1998 combine the unaudited Balance Sheet of Schutz International Inc. ("Schutz") at June 30, 1998 with the unaudited Consolidated Balance Sheet of HMG Worldwide Corporation ("HMG Worldwide") at June 30, 1998. The Pro Forma Statements of Operations (i) for the six months ended June 30, 1998, combine the unaudited historical Statements of Operations of Schutz and HMG Worldwide for such period as if the Acquisition were consummated on January 1, 1998, (ii) for the year ended December 31, 1997 combine the audited historical Statements of Operations of Schutz and HMG Worldwide for such period as if the Acquisition were consummated on January 1, 1997, (iii) for the year ended December 31, 1996 combine the audited historical Statements of Operations of Schutz and HMG Worldwide for such periods as if the Acquisition were consummated on January 1, 1996. The pro forma financial data are not necessarily indicative of the actual operating results that would have occurred or the future operating results that will occur as a consequence of such transactions. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the Company's results of operations to be expected for the full year.



Pro Forma Balance Sheet
                                                                  For the Six Months Ended
                                                                        June 30, 1998
                                                   ---------------------------------------------------
                                                      HMG                     Pro Forma         Pro
                                                   Worldwide      Schutz     Adjustments       Forma
                                                   ---------      ------     -----------       -----
                                                                       (in thousands)
                      ASSETS
Current assets:
   Cash and cash equivalents                       $ 6,352        $  336     ($  336)(a)     $ 6,352
   Accounts receivable - net                        12,427         1,939         104 (a)      14,470
   Inventory                                        12,316         1,017         (48)(a)      13,285
   Prepaid expenses                                    513           143        (129)(a)         527
   Due from Parent Company, tax benefit                            1,793      (1,793)(a)
   Other current assets                                250                                       250
                                                  --------        ------                    --------
      Total current assets                          31,858         5,228                      34,884

Property and equipment - net                         4,821         2,836      (2,359)(a)       6,773
                                                                               1,475 (b)
Excess cost over fair market value of                6,340                                     6,340
  assets acquired - net                                135                                       135
                                                   -------        ------                    --------
Other assets                                       $43,154        $8,064                     $48,132
                                                   =======        ======                     =======

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current maturities of long-term obligations     $15,410                                   $15,410
   Accounts payable                                 11,274        $  938        (293)(a)      11,919
   Accrued employee compensation and benefits        1,432           115        (109)(a)       1,438
   Deferred revenue                                  2,229           581                       2,810
   Accrued expenses                                    540                       650 (b)       1,190
   Other current liabilities                           295           487        (363)(a)         419
                                                   -------        ------                     -------
     Total current liabilities                      31,180         2,121                      33,186

Pension obligation                                   1,125           133        (133)(a)       1,125
Convertible debentures                               2,200                                     2,200
Term loans                                             614                                       614
Due to Parent Company                                                694        (694)(a)
Note payable to HWO Ventures, Inc.                                             2,862 (b)       2,862
Other long-term liabilities                            412           231        (231)(a)         412
                                                   -------        ------                     -------
                                                    35,531         3,179                      40,399
                                                   -------        ------                     -------

Stockholders' equity:
   Common stock                                         90             1          (1)(a)          91
                                                                                   1 (b)
   Additional paid-in capital                       34,798                       109 (b)      34,907
   Foreign currency translation adjustments             (3)                                       (3)
   Accumulated deficit                             (27,262)        4,884      (4,884)(a)     (27,262)
                                                   -------        ------                     -------
                                                     7,623         4,885                       7,733
                                                   -------        ------                     -------
                                                   $43,154        $8,064                     $48,132
                                                   =======        ======                     =======


                 See accompanying notes to pro forma financial statements

                                       16



Pro Forma Statements of Operations

                                                                  For the Six Months Ended
                                                                       June 30, 1998
                                                   ---------------------------------------------------
                                                      HMG                     Pro Forma         Pro
                                                   Worldwide      Schutz     Adjustments       Forma

                                                   ---------      ------     -----------       -----
Net revenues                                       $29,415        $7,915                     $37,330

Cost of revenues                                    20,874         5,375                      26,249
                                                   -------        ------                     -------

   Gross profit                                      8,541         2,540                      11,081

Selling, general and administrative                                           $   98 (d)
   expenses                                          6,830         3,306        (116)(c)      10,118
                                                   -------        ------                     -------

   Income (loss) from operations                     1,711          (766)                        963

Interest income                                        148                                       148
                                                                                (131)(d)
Interest expense                                      (782)          (28)         28 (c)        (913)
                                                   -------        ------                     -------

   Income (loss) before income taxes                 1,077          (794)                        198

Income tax benefit (provision)                         (75)          271        (196)(e)         (16)
                                                   -------        ------                     -------

   Net income (loss)                               $ 1,002       ($  523)                    $   182
                                                   =======        ======                     =======

Basic earnings per shares
   Net income (loss) per common and
    common equivalent shares                       $  0.11                                   $  0.02
                                                   =======                                   =======

   Weighted average number of common
    and common equivalent
    shares outstanding                               8,945                                     9,065
                                                   =======                                   =======

Diluted earnings per share
   Net income (loss) per common and
   common equivalent shares and
   assumed conversions                             $  0.07                                   $  0.02
                                                   =======                                   =======

   Weighted average number of common
   and common equivalent shares
   assumed conversions                              11,446                                    11,546
                                                   =======                                   =======






                See accompanying notes to pro forma financial statements

                                     17




Pro Forma Statements of Operations - continued

                                                                    For the Year Ended
                                                                     December 31, 1997
                                                   ---------------------------------------------------
                                                      HMG                     Pro Forma         Pro
                                                   Worldwide      Schutz    Adjustments        Forma
Net revenues                                       $46,311       $21,592                     $67,903

Cost of revenues                                    33,273        15,516                      48,789
                                                   -------       -------                     -------

   Gross profit                                     13,038         6,076                      19,114

Selling, general and administrative                                           $  197 (d)
   expenses                                         11,959         8,624      (1,258)(c)      19,522
                                                   -------       -------                     -------

   Income (loss) from operations                     1,079        (2,548)                       (408)

Interest income                                        323                                       323
                                                                                (261)(d)
Interest expense                                    (1,098)         (113)        113 (c)      (1,359)

Other income (expense)                                 267                                       267
                                                   -------       -------                     -------

   Income (loss) before income taxes                   571        (2,661)                     (1,177)

Income tax benefit (provision)                         (42)          873        (831)(e)
                                                   -------       -------

   Net income (loss)                               $   529      ($ 1,788)                   ($ 1,177)
                                                   =======       =======                     =======
Basic earnings per share
   Net income (loss) per common and
    common equivalent shares                       $  0.06                                  ($  0.13)
                                                   =======                                   =======

   Weighted average number of common
    and common equivalent
    shares outstanding                               8,638                                     8,738
                                                   =======                                   =======

Diluted earnings per share
   Net income (loss) per common and
   common equivalent shares and
   assumed conversions                             $  0.05
                                                   =======

   Weighted average number of common
   and common equivalent shares
   assumed conversions                              11,206
                                                   =======



                See accompanying notes to pro forma financial statements

                                       18




Pro Forma Statements of Operations - continued

                                                                    For the Year Ended
                                                                    December 31, 1996
                                                   ---------------------------------------------------
                                                      HMG                    Pro Forma          Pro
                                                   Worldwide      Schutz    Adjustments        Forma
                                                   ---------      ------    -----------        -----
Net revenues                                       $45,552       $26,109                     $71,661

Cost of revenues                                    37,589        17,737                      55,326
                                                   -------       -------                     -------

   Gross profit                                      7,963         8,372                      16,335

Selling, general and administrative                                           $  197 (d)
   expenses                                         13,003         9,823      (1,201)(c)      21,822
                                                   -------       -------                     -------

   Loss from operations                             (5,040)       (1,451)                     (5,487)

Interest income                                        351                                       351
                                                                                (261)(d)
Interest expense                                      (834)         (250)        250 (c)      (1,095)
                                                   -------       -------                     -------


   Loss before provision for
     income taxes                                   (5,523)       (1,701)                     (6,231)

Income tax benefit (provision)                         (12)          656        (644)(e)
                                                   -------       -------

   Net loss                                       ($ 5,535)     ($ 1,045)                    ($6,231)
                                                   =======       =======                     =======

Basic earnings per share
   Net loss per common and
   common equivalent shares and
   assumed conversions                            ($  0.73)                                 ($  0.81)
                                                   =======                                   =======

   Weighted average number of common
   and common equivalent shares
   assumed conversions                               7,614                                     7,714
                                                   =======                                   =======












               See accompanying notes to pro forma financial statements

                                       19



Footnotes to Pro Forma Balance Sheet and Statements of Operations


(a)   To eliminate specific assets and liabilities not acquired by the Company

(b) To record fair value of net assets acquired, inclusive of the issuance of a Note Payable valued at $2.9 million and the issuance of 100,000 shares of Common Stock of HMG Worldwide

(c) To eliminate Parent Company expense allocations, certain non-reoccurring expenses and deferred compensation expense as follows:

                                       For the Six Months Ended    For the Years Ended December 31,
                                                                   --------------------------------
                                             June 30, 1998                1997        1996
                                              -------------                ----        ----

          Management fee                                                            $  268
          Insurance expense                                            $    7           39
          Interest expense                      $ 28                      113          250
          Department of Justice settlement                                500
          Legal expense                           60                      177          214
          Environmental remediation expense       26                      497          612
          Deferred compensation expense           30                       77           68
                                                ----                   ------       ------
                                                $144                   $1,371       $1,451
                                                ====                   ======       ======

(d) To record additional depreciation expense based upon the fair market value of property and equipment acquired and to record interest expense on the $2.9 million Note Payable issued, bearing interest at 9% per anum

                                            For the Six Months Ended    For the Years Ended December 31,
                                                                        --------------------------------
                                                 June 30, 1998                 1997        1996
                                                 -------------                 ----        ----

          Depreciation expense                         98                       197         197
          Interest expense                            131                       261         261

(e) To adjust income tax provision based upon pro forma income before income taxes






















                                       20
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


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






Dated: October 23, 1998                        HMG WORLDWIDE CORPORATION




                                               By: /s/ Robert V. Cuddihy, Jr.
                                                   --------------------------
                                                   Robert V. Cuddihy, Jr.
                                                   Principal Accounting Officer,
                                                   Chief Operating Officer and
                                                   Chief Financial Officer

                                       21
